Exhibit 10.2

VICE PRESIDENTS, REGIONAL DIRECTORS, DIRECTORS & OFFICERS
NON-SOLICITATION, NON-COMPETITION
AND CONFIDENTIALITY AGREEMENT

This VICE PRESIDENTS, REGIONAL DIRECTORS, DIRECTORS & OFFICERS NON-SOLICIATION, NON-COMPETITION AND CONFIDENTIALITY AGREEMENT (the "Agreement") is entered into as of the 5th day of March 2018, and made effective as of August 1, 2018 (the “Effective Date”), by and between American Renal Associates LLC, a Delaware limited liability company, American Renal Holdings, Inc. (“ARH”), American Renal Management LLC (the “Company”), and their affiliated subsidiaries, parents, and related or joint venture entities (collectively "ARA"), and the employee executing this Agreement ("Employee").
RECITALS

WHEREAS, Employee previously executed a Non-Solicitation, Non-Competition and Confidentiality Agreement with the Company on or about May 9, 2011 (the “2011 Agreement”); and

WHEREAS, in consideration of the employment and/or continued employment of the Employee and any discretionary bonus, the mutual covenants and agreements contained herein, the sufficiency and adequacy of which Employee hereby recognizes, and any other or further consideration which may be or has been provided to Employee in conjunction with the execution of this Agreement; and

WHEREAS, execution of this Agreement by Employee is an express condition of Employee's employment and/or continued employment by Employer;

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.1    General. The Employee acknowledges that in the course of the Employee’s employment with ARA the Employee has become familiar with trade secrets and other confidential information concerning ARA and its subsidiaries, that the Employee’s services were of special, unique and extraordinary value to ARA and its affiliates, and that but for Employee’s employment with ARA, Employee would not have had access to ARA’s trade secrets or other confidential information.

1.2    Non-Solicitation. In further consideration of Employee’s employment, Employee agrees that for a period of two (2) years following the termination of Employee’s relationship with the Company and the expiration of any paid-time-off (“PTO”) or severance period(s) (the “Nonsolicitation Period”), the Employee shall not (i) solicit any of ARA’s employees to work for any competing dialysis facility/company, (ii) hire any of ARA’s employees to work (as an employee or an independent contractor) for any competing dialysis facility/company, (iii) take any action that may reasonably result in any of ARA’s employees going to work (as an employee or an independent contractor) for any competing dialysis facility/company, (iv) induce any patient or customer of ARA, either individually or collectively, to patronize any competing dialysis facility/company; (v) request or advise any patient, customer, or supplier of ARA to withdraw, curtail, or cancel such person’s business with ARA; (vi) enter into any contract the purpose or result of which would benefit Employee if any patient or customer of ARA were to withdraw, curtail, or cancel such person’s business with ARA; (vii) solicit, induce, or encourage any physician (or former physician) either affiliated with ARA or who becomes known to ARA or Employee through its business development activities or induce or encourage any other person under contract with ARA to curtail or terminated such person’s affiliation or contractual relationship with ARA; (viii) disclose to any Person the names or addresses of any patient or customer of ARA or of any physician (or former physician) affiliated with ARA; or (ix) disparage ARA or any of its agents, employees, or affiliated physicians in any fashion.

1.3     Non-Competition. During the period of his employment and for a period of two (2) years following the termination of Employee’s relationship with the Company and the expiration of any paid-time-off or severance period(s), irrespective of the reason or absence of reason for such termination (the “Restrictive Period”), the Employee will not, directly or indirectly, compete with the Company and/or its affiliates as an owner, partner, member, shareholder, consultant, agent, employee, director or co-venturer of any business (i) engaged in

Exhibit 10.2

the kidney dialysis business and/or the operation of kidney dialysis facilities within 10 miles of any such facility owned and operated by ARH or its affiliates and subsidiaries, (ii) engaged in the kidney dialysis business and/or the operation of kidney dialysis facilities where the Employee is involved in a program to establish joint ventures with nephrologists in the United States of America, and (iii) in the case of a termination of employment that occurs on or before the second anniversary of the Effective Date, engaged in the kidney dialysis business and/or the operation of kidney dialysis facilities in the United States of America. In addition to the foregoing, the Employee will not during the Restrictive Period represent any other entity or business enterprise in conducting substantial negotiations with any nephrologists with whom such Executive had conducted substantial negotiations on behalf of ARH or its affiliates and subsidiaries during the one (1) year period immediately prior to the termination of such Employee’s employment with the Company, however such termination may occur, for the purpose of establishing a business relationship between such nephrologists and such other entity or business enterprise. Notwithstanding the foregoing, this Section 1.3 is not intended to prohibit or restrict the Employee from (i) holding a direct or indirect equity interest in ARH, or (ii) owning up to five percent (5%) of the outstanding stock of a publicly held corporation that competes with ARH or its affiliates and subsidiaries.

1.4    Confidentiality. “Confidential Information” means (a) all information acquired by Employee from ARA, its employees, its suppliers or customers, its agents or consultants, or others, during Employee’s relationship with ARA, that relates to the present or potential businesses, products or services and operations or processes of ARA, as well as any other information as may be designated by ARA as confidential or that a reasonable person would understand from the circumstances of the disclosure to be confidential. Employee acknowledges and agrees that: (i) in the course of employment by the Company, it will or may be necessary for Employee to create, use, or have access to information and materials that concern ARA’s business; (ii) all Confidential Information are the property of ARA; (iii) the use, misappropriation, or disclosure of any Confidential Information would constitute a breach of trust and could cause serious and irreparable injury to ARA; and (iv) it is essential to the protection of ARA’s goodwill and maintenance of ARA’s competitive position that all Confidential Information be kept confidential and that Employee not disclose any Confidential Information to others or use Confidential Information to Employee’s own advantage or the advantage of others.

1.5    Compliance and Acknowledgement. To enable the Company to monitor compliance with the non-competition, non-solicitation, and confidentiality obligations imposed by this Agreement, Employee further agrees to inform in writing the Company’s Chief Executive Officer, Joseph Carlucci, of the identity of Employee’s subsequent employer(s) and prospective job title(s) and responsibilities prior to beginning employment. Employee agrees that this notice requirement shall remain in effect for one (1) year following the termination of Employee’s employment at the Company. Employee acknowledges and agrees that the covenants in Sections 1.2, 1.3, 1.4 have unique, substantial and immeasurable value to the Company, that Employee has sufficient skills to provide a livelihood for Employee while this covenant remains in force, and that these covenant will not interfere with Employee’s ability to work consistent with Employee’s experience, training, and education.

(b) Not Employment Contract. The Employee acknowledges that this Agreement does not constitute a contract of employment and does not guarantee that the Company or any of its subsidiaries will continue his/her employment for any period of time or otherwise change the at-will nature of his/her employment.
(c) Interpretation. If any restriction set forth in herein is found by any court of competent jurisdiction to be invalid, illegal, or unenforceable, it shall be modified to the minimum extent necessary to render the modified restriction valid, legal and enforceable. The parties intend that the non-competition and non-solicitation provisions contained in this Agreement shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

Exhibit 10.2

(d) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
(e) Waiver of Rights. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.
(f) Equitable Remedies. The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and its subsidiaries and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.
(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court within the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court.
(h) Entire Agreement. This Agreement sets forth the entire understanding and agreement between the parties and supersedes any and all oral or written agreements or understandings between the parties as to the subject matter of this Agreement and in particular the 2011 Agreement.
THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
EMPLOYEE                     AMERICAN RENAL ASSOCIATES, LLC
/s/ Jason Boucher                    By: /s/ Joseph A. Carlucci
Print Name: Jason Boucher                Its: CEO